Exhibit 99.1

NexImmune Reports First Quarter 2021

Financial Results and Recent Updates

•	Advancing two lead product candidates in Phase 1/2 clinical trials

•	Completed successful $126M initial public offering (IPO) in February 2021

•	Additional clinical and preclinical data anticipated in the second half of 2021

GAITHERSBURG, Md., May 17, 2021 (GLOBE NEWSWIRE) — NexImmune, Inc. (Nasdaq: NEXI), a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to orchestrate a targeted immune response by directing the function of antigen-specific T cells, today reported its financial results for the first quarter of 2021.

“With a strong cash position following our successful IPO in February, we remain focused on completing enrollment in our clinical trials for NEXI-001 and NEXI-002, and we expect to present additional clinical data at scientific conferences during 2021 for each,” said Scott Carmer, Chief Executive Officer. “We are also advancing new cell therapy programs targeting solid tumors and have initiated IND-enabling pre-clinical experiments that will support the initial application of our ‘AIM Injectable’ modality. We look forward to providing further updates as these important programs mature.”

Select 1Q 2021 Business Highlights

•	On February 17, 2021, NexImmune completed a successful IPO and raised gross proceeds of $126M. The IPO was oversubscribed and priced at the top of the range.

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NexImmune announced the appointments of Robert Knight, MD as Chief Medical Officer; Jerome Zeldis, MD, PhD as Executive Vice President, Research and Development; Jeffery Weber, MD, PhD as Chief Scientific Advisor and Scientific Advisory Board Chair; Chad Rubin as SVP of Corporate Affairs; and Grant Verstandig as a member of its Board of Directors.

•

NEXI-001 and NEXI-002 are both in Phase 1/2 clinical trials. The Company will share preliminary data from the initial safety cohorts of both trials at the 2021 ASCO Annual Meeting and EHA2021 Virtual Congress for NEXI-001 and NEXI-002, respectively, with additional results for each trial in Q421.

Select 1Q 2021 Financial Highlights

Cash and cash equivalents for the company as of March 31, 2021 were $118.1M, compared to $5.0M at December 31, 2020. Based upon its current operating plans and cash and cash equivalents the Company expects to have sufficient capital to fund its operating expenses and capital expenditure requirements through the second quarter of 2022.

Research and development expenses were $6.0M in the first quarter of 2021, compared to $4.3M for the same period in the prior year. The increase in R&D expenses were mainly attributable to costs for the two clinical trials as well as personnel-related expenses driven by increased headcount, offset partially by reduced preclinical and regulatory-related spending.

General and administrative expenses were $4.1M, compared to $2.1M for the same period the prior year. The increase was due primarily to increases in headcount and fees related to professional and consulting services.

Net loss, according to generally accepted accounting principles in the U.S. (GAAP), was $8.5M for the quarter, or a basic and diluted GAAP loss per share of $0.71. This compared to a net loss of $6.3M for the same period the prior year.

About NexImmune

NexImmune is a clinical-stage biotechnology company developing a novel approach to immunotherapy designed to employ the body’s own T cells to generate a specific, potent, and durable immune response. The backbone of NexImmune’s approach is a proprietary Artificial Immune Modulation (AIM™) nanoparticle technology platform. The AIM technology enables NexImmune to construct nanoparticles that function as synthetic dendritic cells capable of directing a specific T cell-mediated immune response. AIM constructed nanoparticles employ natural biology to engage, activate and expand endogenous T cells in ways that combine anti-tumor attributes of antigen-specific precision, potency and long-term persistence with reduced potential for off-target toxicities.

NexImmune’s two lead programs, NEXI-001 and NEXI-002, are in Phase 1/2 clinical trials for the treatment of relapsed AML after allogeneic stem cell transplantation and multiple myeloma refractory to 3 or more prior lines of therapy, respectively. NexImmune is also developing new AIM nanoparticle constructs and modalities for potential clinical evaluation in oncology and in disease areas outside of oncology, including autoimmune disorders and infectious disease.

For more information, visit www.neximmune.com.

Forward Looking Statements

This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs and assumptions and on information currently available to management of NexImmune, Inc. (the “Company”). All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements concerning our results of operations for the three months ended March 31, 2021; the sufficiency of the Company’s current cash and cash equivalents to fund its planned operations through the second quarter of 2022; our planned and ongoing clinical studies for the Company’s product candidates, including NEXI-001 and NEXI-002; the initiation, enrollment, timing, progress, release of data from and results of those planned and ongoing clinical studies; and the utility of prior preclinical and clinical data in determining future clinical results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and subsequent reports that we file with the SEC. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements for any reason after the date of this press release to conform any of the forward-looking statements to actual results or to changes in its expectations.

NEXIMMUNE, INC.

BALANCE SHEETS

	March 31, 2021	December 31, 2020
	unaudited
ASSETS
Current assets:
Cash and cash equivalents	$118,102,945	$5,031,079
Restricted cash	67,500	67,500
Prepaid expenses and other current assets	4,788,019	3,293,858

Total current assets	122,958,464	8,392,437
Property and equipment, net	3,584,412	2,885,260
Other non-current assets	23,373	23,373

Total assets	$126,566,249	$11,301,070

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,406,537	$2,760,129
Accrued expenses	2,842,998	2,603,027
Derivative liability	—	1,702,359
Other current liabilities	843,619	843,619
Convertible notes issued to related parties	—	7,324,267
Convertible notes	—	11,793,397

Total current liabilities	6,093,154	27,026,798

Deferred rent, net of current portion	11,764	23,529
Other non-current liabilities	—	4,935

Total liabilities	6,104,918	27,055,262

Commitments and contingencies
Redeemable convertible preferred stock
Series A Redeemable Convertible Preferred Stock, $0.0001 par value, no shares outstanding as of March 31, 2021 and 121,735,303 shares authorized, issued and outstanding as of December 31, 2020. Liquidation value of $42,314,789 as of December 31, 2020.	—	35,047,435
Series A-2 Redeemable Convertible Preferred Stock, $0.0001 par value, no shares outstanding as of March 31, 2021 and 28,384,899 shares authorized, 22,047,361 shares issued and outstanding as of December 31, 2020. Liquidation value of $8,683,746 as of December 31, 2020	—	7,685,865
Series A-3 Redeemable Convertible Preferred Stock, $0.0001 par value, no shares outstanding as of March 31, 2021 and 34,061,879 shares authorized, 31,209,734 shares issued and outstanding as of December 31, 2020. Liquidation value of $11,699,176 as of December 31, 2020.	—	10,887,449

Total redeemable convertible preferred stock	—	53,620,749
Stockholders’ deficit
Common Stock, $0.0001 par value, 250,000,000 shares authorized, 22,579,219 issued and outstanding as of March 31, 2021 and 1,256,609 shares issued and outstanding as of December 31, 2020.	2,258	126
Additional paid-in-capital	205,847,571	8,206,938

Accumulated deficit	(85,388,498)	(77,582,005)

Total stockholders’ deficit	120,461,331	(69,374,941)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$126,566,249	$11,301,070

NEXIMMUNE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$—	$—
Operating expenses:
Research and Development	6,012,608	4,272,167
General and Administrative	4,057,592	2,088,401

Total operating expenses	10,070,200	6,360,568
Loss from operations	(10,070,200)	(6,360,568)
Other (expense) income:
Interest income	3,613	18,684
Interest expense	(904,119)	(989)
Change in fair value of derivative liability	2,424,877	—
Other income (expense)	(722)	27,365

Other income (expense)	1,523,649	45,060

Net loss	$(8,546,551)	$(6,315,508)
Accumulated dividends on Redeemable Convertible Preferred Stock	(377,562)	(815,516)

Net loss available to common stockholders’	$(8,924,113)	$(7,131,024)

Basic and diluted net loss available to common stockholders per common share	$(0.71)	$(5.68)

Basic and diluted weighted-average number of common shares outstanding	12,633,123	1,254,681

STATEMENTS OF COMPREHENSIVE LOSS

(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net loss	$(8,546,551)	$(6,315,508)

Other comprehensive loss:
Unrealized (loss) gain on available-for-sale marketable securities, net of tax	—	(506)

Comprehensive loss	$(8,546,551)	$(6,316,014)

Contacts

Investors:

Chad Rubin, SVP Corporate Affairs

NexImmune, Inc.

646.319.3261

crubin@neximmune.com

Media:

Mike Beyer

Sam Brown Inc. Healthcare Communications

312.961.2502

mikebeyer@sambrown.com

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